Exhibit 99.1

P.A.M. TRANSPORTATION SERVICES, INC.

ANNOUNCES RESULTS FOR THE SECOND QUARTER

ENDED JUNE 30, 2024

Second Quarter 2024 Summary Results

●	Total revenues of $182.9 million, down 11.8% YoY
●	Operating loss of $0.7 million
●	Operating ratio of 100.4%
●	Diluted loss per share of $0.13

Tontitown, Arkansas, July 24, 2024...... P.A.M. Transportation Services, Inc. (NASDAQ: PTSI) (“we” or the “Company”) today reported consolidated net loss of $2.9 million, or diluted and basic loss per share of $0.13, for the quarter ended June 30, 2024. These results compare to consolidated net income of $9.3 million, or diluted and basic earnings per share of $0.42 for the quarter ended June 30, 2023.

Operating revenues decreased 11.8% to $182.9 million for the second quarter of 2024 compared to $207.4 million for the second quarter of 2023.

Joe Vitiritto, President of the Company, commented, “Our consolidated operating results for the second quarter 2024 were very similar to the first quarter of the year. The quarter started off slower than anticipated but began to show signs of seasonal demand patterns that were more consistent with pre-covid periods and we saw capacity tightening some as we moved towards the end of the quarter. We continue to see downward rate pressure, but we are also seeing some opportunities that tell us we may be getting closer to a cycle change. Our continued focus on cost and efficiency measures helps us to mitigate the current unfavorable freight market as well as positioning us to meet our longer-term mid-80’s operating ratio expectation. I am pleased to see our team working together with our professional drivers to negotiate this environment and prepare us for opportunities that will come with an improved freight market.”

Liquidity, Capitalization, and Cash Flow

As of June 30, 2024, we had an aggregate of $173.9 million of cash, marketable equity securities, and available liquidity under our line of credit and $306.7 million of stockholders’ equity. Outstanding debt was $266.0 million as of June 30, 2024, which represents a $4.3 million increase from December 31, 2023. During the first half of 2024, we generated $28.4 million in operating cash flow.

About P.A.M. Transportation Services, Inc.

P.A.M. Transportation Services, Inc. is a holding company that owns subsidiaries engaged in providing truckload dry van carrier services transporting general commodities throughout the continental United States, as well as in the Canadian provinces of Ontario and Quebec. The Company’s consolidated operating subsidiaries also provide transportation services in Mexico through its gateways in Laredo and El Paso, Texas, under agreements with Mexican carriers.

Forward-Looking Statements

Certain information included in this document contains or may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may relate to expected future financial and operating results, prospects, plans or events, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, excess capacity in the trucking industry; surplus inventories; general inflation, recessionary economic cycles and downturns in customers' business cycles; a significant reduction in or termination of the Company's trucking service by a key customer, including as a result of future labor disruptions; increases or rapid fluctuations in fuel prices, interest rates, fuel taxes, tolls, and license and registration fees; potential economic, business or operational disruptions or uncertainties that may result from any future public health crises; the resale value of the Company's used equipment; the price and availability of new equipment consistent with anticipated acquisitions and replacement plans; increases in compensation for and difficulty in attracting and retaining qualified drivers and owner-operators; increases in insurance premiums and deductible amounts relating to accident, cargo, workers' compensation, health, and other claims; increases in the number or amount of claims for which the Company is self-insured; inability of the Company to continue to secure acceptable financing arrangements; seasonal factors such as harsh weather conditions that increase operating costs; competition from trucking, rail, and intermodal competitors including reductions in rates resulting from competitive bidding; the ability to identify acceptable acquisition candidates, consummate acquisitions, and integrate acquired operations; our ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems; the impact of pending or future litigation; general risks associated with doing business in Mexico, including, without limitation, exchange rate fluctuations, inflation, import duties, tariffs, quotas, political and economic instability and terrorism; the potential impact of new laws, regulations or policy, including, without limitation, rules regarding the classification of independent contractors as employees, tariffs, import/export, trade and immigration regulations or policies; and other factors, including risk factors, included from time to time in filings made by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise forward-looking statements, whether due to new information, future events or otherwise. Considering these risks and uncertainties, the forward-looking events and circumstances discussed above and in company filings might not transpire.

P.A.M. Transportation Services, Inc. and Subsidiaries Key Financial and Operating Statistics (unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(in thousands, except earnings per share)		(in thousands, except earnings per share)

Revenue, before fuel surcharge	$160,213	$182,082	$321,182	$375,536
Fuel surcharge	22,735	25,330	44,358	53,600
Operating Revenue	182,948	207,412	365,540	429,136

Operating expenses and costs:
Salaries, wages and benefits	43,759	47,828	87,822	96,106
Operating supplies and expenses	35,309	39,716	70,020	81,210
Rent and purchased transportation	74,803	78,329	148,082	165,425
Depreciation	18,705	15,757	37,640	32,254
Insurance and claims	5,464	5,045	10,325	20,059
Other	5,752	7,208	12,931	12,631
Gain/(loss) on disposition of equipment	(139)	(260)	101	(836)
Total operating expenses and costs	183,653	193,623	366,921	406,849

Operating (loss)/income	(705)	13,789	(1,381)	22,287

Interest expense	(3,284)	(2,163)	(6,167)	(4,519)
Non-operating income (expense)	209	1,192	4,147	2,091

(Loss)/income before income taxes	(3,780)	12,818	(3,401)	19,859
Income tax (benefit)/expense	(870)	3,499	(772)	5,309

Net (loss)/income	$(2,910)	$9,319	$(2,629)	$14,550

Diluted (loss)/earnings per share	$(0.13)	$0.42	$(0.12)	$0.65

Average shares outstanding – Diluted	21,932	22,182	21,981	22,253

	Quarter Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Truckload Operations
Total miles (in thousands) (1)	45,829	50,526	89,894	101,095
Operating ratio (2)	103.7%	92.7%	103.9%	96.1%
Empty miles factor	8.95%	8.60%	8.78%	8.78%
Revenue per total mile, before fuel surcharge (1)	$2.09	$2.17	$2.10	$2.19
Total loads	110,511	109,000	212,712	211,430
Revenue per truck per workday	$714	$774	$710	$788
Revenue per truck per week	$3,572	$3,868	$3,552	$3,939
Average company-driver trucks	1,920	2,061	1,912	2,056
Average owner operator trucks	413	367	389	378

Logistics Operations
Total revenue (in thousands)	$53,659	$61,856	$112,428	$130,113
Operating ratio	93.9%	91.8%	93.9%	90.2%

P.A.M. Transportation Services, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (unaudited)

	June 30,	December 31,
	2024	2023
	(in thousands)
ASSETS
Current assets
Cash and cash equivalents	$71,984	$100,614
Trade accounts receivable, net	92,324	80,604
Other receivables	6,444	7,203
Inventories	2,326	2,321
Prepaid expenses and deposits	9,407	13,213
Marketable equity securities	42,005	43,203
Income taxes refundable	4,473	3,883
Total current assets	228,963	251,041

Property and equipment	781,296	771,131
Less: accumulated depreciation	279,527	266,412
Total property and equipment, net	501,769	504,719

Other non-current assets	2,795	4,697
Total assets	$733,527	$760,457

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$40,034	$62,652
Accrued expenses and other liabilities	16,798	16,799
Current portion of long-term debt	54,881	57,645
Total current liabilities	111,713	137,096

Long-term debt, net of current portion	211,140	204,064
Deferred income taxes	103,500	104,331
Other long-term liabilities	500	750
Total liabilities	426,853	446,241

STOCKHOLDERS’ EQUITY
Common stock	223	223
Additional paid-in capital	41,171	40,825
Treasury stock, at cost	(13,995)	(8,736)
Retained earnings	279,275	281,904
Total stockholders’ equity	306,674	314,216
Total liabilities and stockholders’ equity	$733,527	$760,457

1)	Excludes miles driven by third party power only carriers.
2)

The Truckload Operations operating ratio has been calculated based upon total operating expenses, net of fuel surcharge, as a percentage of revenue, before fuel surcharge. We used revenue, before fuel surcharge, and operating expenses, net of fuel surcharge, because we believe that eliminating this sometimes volatile source of revenue affords a more consistent basis for comparing our results of operations from period to period.

FROM: P.A.M. TRANSPORTATION SERVICES, INC.

P.O. BOX 188

Tontitown, AR 72770

Lance K. Stewart

(479) 361-9111